Pricing Supplement dated April 6, 1997                            Rule 424(b)(3)
(To Prospectus dated October 23, 1995)                         File No. 33-62601

                        $190,587,000 Principal Amount

                                Advanta Corp.

                                 91 Day Notes
                     Six, Eighteen and Thirty Month Notes
            One, Two, Three, Four, Five, Seven and Ten Year Notes



                              Annual                              Annual
                 Interest   Percentage               Interest   Percentage
                   Rate        Yield                   Rate       Yield
Maturity         Per Annum    (APY)*    Maturity    Per Annum     (APY)*
--------         ---------    ------    --------    ---------     ------
91 Days            5.40%       5.55%    One Year      6.16%       6.35%
Six Months         5.69%       5.85%    Two Years     6.25%       6.45%
Eighteen Months    6.20%       6.40%    Four Years    6.77%       7.00%
Thirty Months      6.77%       7.00%    Five Years    6.77%       7.00%

---------------------

* Effective annual yield assumes interest reinvested at the current daily rate. Substantial penalty for early withdrawal.